UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 10, 2017

CARE CAPITAL PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37356	37-1781195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 N. Wacker Drive, Suite 1200, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 881-4700

N/A
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry Into a Material Definitive Agreement.

On April 10, 2017, certain wholly owned subsidiaries of Care Capital Properties, Inc. (the “Company”), as buyers (collectively, the “CCP Entities”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with certain affiliates of Signature Healthcare Services, LLC (“Signature”), as sellers (collectively, the “Sellers”), pursuant to which, among other things, the CCP Entities have agreed to acquire from the Sellers a portfolio of six behavioral health hospitals for an aggregate purchase price of $400 million (including one building that will be subject to an option to purchase by the CCP Entities, exercisable between October 2018 and October 2019).  At closing, the CCP Entities will lease the properties to affiliates of Signature on a ten-year triple-net basis, with five renewals of five years each.  Under the terms of the master lease, the CCP Entities have also agreed to fund up to $50 million in capital expenditures to finance expansion and improvements in the portfolio.  The closing of the transaction, which is expected to occur in the second quarter of 2017, is subject to the satisfaction of customary closing conditions, including, but not limited to, the receipt of applicable regulatory approvals.

A copy of the Purchase Agreement is filed herewith as Exhibit 2.1 and incorporated in this Item 1.01 by reference. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement. The representations and warranties in the Purchase Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties.  Accordingly, the representations and warranties in the Purchase Agreement are not necessarily characterizations of the actual state of facts about the CCP Entities or the Sellers at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission.

Item 7.01.                             Regulation FD Disclosure.

On April 10, 2017, the Company issued a press release announcing the execution of the Purchase Agreement.  A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated in this Item 7.01 by reference.  Additional information regarding the transactions contemplated by the Purchase Agreement can be found on the Company’s website under the “Investors” section at www.carecapitalproperties.com/investors/signature.  The information on the Company’s website is not incorporated by reference into this Current Report on Form 8-K.

Item 9.01.                             Exhibits.

(a)  Financial Statements of Businesses Acquired.

Not applicable.

(b)  Pro Forma Financial Information.

Not applicable.

(c)  Shell Company Transactions.

Not applicable.

(d)     Exhibits:

Exhibit No.	Description
2.1

Purchase and Sale Agreement dated as of April 10, 2017 among California Life Properties, LLC, California Mental Health Care Network-San Diego, LLC, Vista Life Properties, LLC, Illinois Life Properties, LLC, Nevada Life Properties, LLC, and Arizona Life Properties, LLC, as Seller, and CCP Lakeshore 4000 LLC, CCP Glendale 4001 LLC, CCP Tempe 4002 LLC, CCP Covina 4003 LP, CCP Ventura 4004 LP, and CCP San Diego 4005 LP, as Buyer.

99.1	Press release issued by the Company on April 10, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARE CAPITAL PROPERTIES, INC.

Date: April 12, 2017	By:	/s/ Kristen M. Benson
Kristen M. Benson
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1

Purchase and Sale Agreement dated as of April 10, 2017 among California Life Properties, LLC, California Mental Health Care Network-San Diego, LLC, Vista Life Properties, LLC, Illinois Life Properties, LLC, Nevada Life Properties, LLC, and Arizona Life Properties, LLC, as Seller, and CCP Lakeshore 4000 LLC, CCP Glendale 4001 LLC, CCP Tempe 4002 LLC, CCP Covina 4003 LP, CCP Ventura 4004 LP, and CCP San Diego 4005 LP, as Buyer.

99.1	Press release issued by the Company on April 10, 2017.